Exhibit 10.23

January 9, 2008

Citigroup Global Markets Inc.

388 Greenwich St.

New York, NY 10013

Re:	Sapphire Industrials Corp.

Ladies and Gentlemen:

This letter will confirm the agreement of the undersigned to enter into an agreement or plan (the “Buyback Plan”) in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Sapphire Industrials Corp. (the “Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and one warrant.

The undersigned agrees that prior to the closing of the IPO it will enter into the Buyback Plan with Citigroup Global Markets Inc. (“Citigroup”) pursuant to which the undersigned will place limit orders for up to $37,500,000 of the Company’s Common Stock commencing two business days after the Company files a preliminary proxy statement relating to its Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation) and ending on the business day immediately preceding the record date for the meeting of stockholders at which such Business Combination is to be voted upon by the Company’s stockholders, or earlier in certain circumstances. The limit orders will require the undersigned to purchase up to $37,500,000 of the Company’s Common Stock offered for sale at or below a price equal to the per-share value of the Trust Account (as defined in that certain Trust Account Agreement by and between the Company and Mellon Bank, N.A.) as of the date of the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. Pursuant to the Buyback Plan, the purchase of such shares of the Company’s Common Stock will be made by Citigroup or another broker dealer mutually agreed upon by Citigroup and the undersigned. It is intended that these purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances.

The Buyback Plan will obligate Citigroup to promptly notify the undersigned of any purchase of Common Stock thereunder so that the undersigned can comply with applicable reporting requirements on a timely basis.

The undersigned acknowledges that any shares of Common Stock acquired pursuant to the Buyback Plan will be subject to the transfer restrictions set forth in that certain Securities Escrow Agreement among the initial stockholders of the Company and Mellon Investor Services LLC. The undersigned agrees to vote any shares of Common Stock acquired pursuant to the Buyback Plan in favor of a Business Combination.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

Very truly yours,

LAZARD FUNDING LIMITED LLC

By:	/s/ Michael J. Castellano
Name:	Michael J. Castellano
Title:	Chief Financial Officer

Lazard Group LLC hereby irrevocably and unconditionally guarantees as a primary obligor the obligations of Lazard Funding Limited LLC under this agreement.

LAZARD GROUP LLC

By:	/s/ Michael J. Castellano
Name:	Michael J. Castellano
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jill M. Eisenstein
Name:	Jill M. Eisenstein
Title:	Vice President

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